Exhibit 99.1

N e w s  R e l e a s e

For information contact: Sherry Magee Senior Vice President Communications CNL Financial Group 407-650-1223

CORPORATE CAPITAL TRUST REPORTS FIRST QUARTER 2015 RESULTS

(ORLANDO, Fla.) May 15, 2015 – Corporate Capital Trust (the “Company”), a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, announced its operating results for the three months ended March 31, 2015. Corporate Capital Trust will host its earnings call to discuss these results on May 18, 2015. Details about the earnings call can be found below.

First Quarter 2015 Highlights

•	Net investment income increased 89 percent to $39.2 million, or $0.17 per share, for the three months ended March 31, 2015, as compared to $20.7 million, or $0.14 per share for the same period in 2014.

•	Total cumulative return to shareholders on an initial investment of $10,000 made in June 2011, assuming distribution reinvestment, grew by 31.2 percent to $13,124 as of March 31, 2015,(1) (for an annualized return of 7.4 percent(2)), when including sales load. Excluding sales load, the initial investment grew by 45.8 percent to $14,582(1) (for an annualized return of 10.5 percent(2)).

•	Originated investments at fair value on March 31, 2015, totaled approximately $1.5 billion, representing approximately 51 percent of the total portfolio.

•	As of March 31, 2015, the Company had raised more than $2.6 billion in gross proceeds from the Company’s continuous public offering of common stock. Net proceeds to the Company from the current common stock public offering and reinvested distributions were $180.7 million for the three months ended March 31, 2015.

•	For the three months ended March 31, 2015, the Company declared distributions of approximately $46 million, or $0.20 per share, compared to $27 million, or $0.18 per share, for the three months ended March 31, 2014. Distributions for the three months ended March 31, 2015, were estimated to be fully covered by taxable income available for distribution.

•	The Company exited investments and received principal payments of approximately $33.3 million and $103.2 million, respectively, during the three months ended March 31, 2015.

•	In January 2015, the Company filed a shelf registration statement with the Securities and Exchange Commission to provide the Company an additional potential source of capital to take advantage of investment opportunities.

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Corporate Capital Trust Reports First Quarter 2015 Results

Financial and Operating Highlights3

	($ in millions, except per share data)
As of	March 31, 2015	December 31, 2014
Total assets	$3,275.91	$2,971.72
Borrowings – credit facilities and term loan, net of discount	$859.32	$772.68
Deemed borrowings (TRS implied leverage classified as senior securities)	$185.81	$172.04
Total net assets	$2,307.06	$2,145.82
Net asset value per share	$9.74	$9.79
Leverage ratio ((borrowings + deemed borrowings)/adjusted total assets)	33%	32%

Portfolio Activity for Three Months Ended March 31,	2015	2014
Cost of investments purchased	$407.25	$286.05
Sales, principal payments and other exits	$136.52	$427.41
Net investment income	$39.19	$20.71
Net realized gains	$18.72	$10.99
Net change in unrealized appreciation (depreciation)	$(26.13)	$12.80
Total distributions declared	$45.83	$26.76

Investment Portfolio Update4

The Company’s investment and total return swap (TRS) portfolios consisted of investment interests in 129 companies as of March 31, 2015. The portfolio companies are diversified across multiple industries, with the largest portion invested in software & services (15.1 percent), consumer durables & apparel (13.6 percent) and capital goods (9.8 percent).

The primary investment concentration as of March 31, 2015, was senior debt, which represented 78.1 percent of the portfolio at fair value. As of March 31, 2015, 72.2 percent of the Company’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (LIBOR), and 27.8 percent of the debt investments featured fixed interest rates. Approximately 97.0 percent of the Company’s floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was 1.1 percent as of March 31, 2015. The Company had unfunded investment commitments of $189.2 million and $570.8 million in available investment capital.

The strengthening of the U.S. dollar contributed to declines in value of approximately $40.9 million in the Company’s international investments. As the Company does not speculate on foreign exchange rate movements, the Company entered into foreign currency forward contracts to economically hedge exchange rate movements and recorded $24 million in realized gains and $19 million in unrealized gains, which resulted in net appreciation of approximately $2.0 million during the three months ended March 31, 2015.

Recent Events

On April 14, 2015, the Company filed a tender offer statement with the Securities and Exchange Commission on Schedule TO. The Company is offering to repurchase up to 4,919,566 shares of its common stock at a cash price of $9.74 per share, with an expiration of 5:00 p.m., Central Time, May 27, 2015.

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Corporate Capital Trust Reports First Quarter 2015 Results

On April 27, 2015, the Company’s board of directors declared distributions of $0.015483 per share for four record dates beginning on May 5, 2015, through and including May 26, 2015.

Earnings Call

Corporate Capital Trust will hold its earnings call for the three months ended March 31, 2015, on Monday, May 18, 2015, at 4:00 p.m. Eastern Time. To listen to the earnings call, dial 800-754-1382.

(1)	Corporate Capital Trust’s net asset value per share was $9.00 and $9.74 on June 17, 2011, and March 31, 2015, respectively. After considering (i) the overall changes in net asset value per share, (ii) all paid distributions from inception through March 31 2015, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 45.8 percent for shareholders who held Corporate Capital Trust shares from June 17, 2011 (inception), through March 31, 2015. This cumulative return does not take into account any sales load that was paid by the Company’s shareholders. When taking into account the payment of a full sales load of 10 percent, the total investment return for those shareholders becomes 31.2 percent.

(2)	Corporate Capital Trust’s net asset value per share was $9.74 and $10.13 on March 31, 2015, and March 31, 2014, respectively. After considering (i) the overall changes in net asset value per share, (ii) distributions of approximately $0.20 and $0.18 per share for the three months ended March 31, 2015 and 2014, respectively, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 1.5 percent and 3.1 percent (not annualized) for shareholders who held shares for the entire three-month period ending March 31, 2015 and 2014, respectively. This calculation does not take into account any sales load that was paid by the Company’s shareholders.

(3)	Excludes TRS reference assets, which are assets owned by a counterparty to a total return swap agreement, as discussed in the Company’s financial statements, unless otherwise noted.

(4)	Includes TRS reference assets, which are assets owned by a counterparty to a total return swap agreement, as discussed in the Company’s financial statements.

About Corporate Capital Trust

Corporate Capital Trust is an innovative non-traded business development company that provides individuals an opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its

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Corporate Capital Trust Reports First Quarter 2015 Results

affiliates have formed or acquired companies with more than $31 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit CNL.com.

About KKR

KKR & Co., L.P. is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at KKR.com.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the U.S. Securities and Exchange Commission (SEC). The offering of Corporate Capital Trust’s common stock is being made solely by means of a written prospectus, which is available at SEC.gov and CorporateCapitalTrust.com, and may be obtained by calling 866-650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC, the attorney general of the state of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains information that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are characterized by the use of terms such as “may,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect,” the negative of such terms, and other comparable terminology. Although Corporate Capital Trust, Inc. (the “Company”) believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: persistent economic weakness at the global or national level, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global capital market conditions, the Company’s ability to obtain or maintain credit lines or credit facilities on satisfactory terms, changes in interest rates, availability of proceeds from the Company’s offering of shares, the Company’s ability to identify suitable investments, the Company’s ability to close on identified investments, the Company’s ability to maintain its qualification as a regulated investment company and as a business development company, the ability of the Company’ Advisors (defined below) and their affiliates to attract and retain highly talented professionals, inaccuracies of the Company’s accounting estimates, the ability of the Company’s Advisors to locate suitable borrowers for the Company’s loans, and the ability of such borrowers to make payments under their respective loans. Given these uncertainties, the Company cautions investors to not place undue reliance on such statements, which apply only as of the date made. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements in this press release that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events, except as required by law. The forward-looking statements in this press release should be read in light of the risk factors identified in the “Risk Factors” section of the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The forward-looking statements and projections contained in this press release are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

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Corporate Capital Trust Reports First Quarter 2015 Results

CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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